EXHIBIT 10.31
                                                                   -------------

           AGREEMENT BY AND BETWEEN VALUEFLASH.COM, INC., CDKNET, LLC,
                JMC INVESTMENTS, LLC AND ARCADIA MARKETING, INC.


WHEREAS, ValueFlash.com, Inc., (V-Flash"), CDKnet, LLC. ("CDK"), JMC Investments, LLC. ("JMC") and Arcadia Marketing, Inc., ("AMI") (collectively "the Parties") hereby wish to enter into the following Agreement; AND

WHEREAS, the Parties acknowledge that JMC is an exclusive client of AMI and JMC has been introduce to V-Flash and CDK by AMI; AND

WHEREAS, JMC desires to market V-Flash and CDK technologies to individuals, companies or other entities, collectively designated as "JMC Clients" as set forth on Exhibit A attached hereto; AND

WHEREAS, V-Flash and CDK acknowledges that JMC is an AMI client and V-Flash and CDK desire JMC to market V-Flash and CDK technologies to JMC Clients,

NOW THEREFORE, the parties hereby agree to the following:

TERMS AND CONDITIONS:

I.       PURPOSE OF AGREEMENT

The Parties desire to enter into this Agreement. The purpose of this Agreement is to define the parameters by which JMC will market, and/or sell, V-Flash and CDK technologies and/or services to specified clients as defined within this Agreement. This Agreement also defines how all transactions with said clients will be managed and how compensation will be paid from V-Flash and CDK to JMC and/or AMI.

II.      EXCLUSIVITY

         II(a.) CLIENT LIST - JMC will communicate with a specified list of individuals, corporations, and other entities as listed in Exhibit A. of this Agreement entitled "JMC Client List". In addition to said JMC Client List, JMC shall submit additional names of individuals, corporations and other entities to V-Flash, CDK, and AMI as an addendum(s) to this Agreement on an ongoing basis. Said addendum(s) shall become a binding part of this Agreement upon the mutual written agreement of the Parties.

It is understood by the Parties that said JMC Client List is exclusive to JMC. Furthermore, should any dispute arise regarding the exclusive right of JMC to represent V-Flash or CDK technologies or services to said JMC Client List, by any third party, or by any individual or corporate officer of V-Flash or CDK, this Agreement will take precedence and will control in any such dispute and the Parties shall adhere to all terms and conditions of this Agreement.

Additionally, should any individual or corporate officer from any entity included on JMC Client List contact V-Flash or CDK directly, V-Flash or CDK agree to promptly notify JMC and AMI of said contact. V-Flash and/or CDK upon notification to JMC and AMI, may choose to pay additional compensation to a third party who claims to represent a Client included on JMC Client List, but in no way shall JMC and AMI forfeit their right to any

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compensation as a result of any Client usage of V-Flash or CDK technology, as defined within the Agreement. Any payment by V-Flash or CDK to such third party shall not reduce the amount of JMC and AMI compensation, or, the definition of the term "gross" or "net", as defined herein.

         II(b.) INITIAL CLIENT CONTACT - JMC shall request, in writing, initial approval of a proposed client from CDK and/or V-Flash which shall be given in writing by CDK and/or V-Flash within five business days or said written request. Within ten business days of receipt of written approval. JMC agrees to provide V-Flash, CDK and AMI with evidence of scheduled meeting date with any JMC Client, to take place within sixty days of such approval, concurrent with JMC Client being added to JMC Client List.

         II(c.) TERMS OF EXCLUSIVITY - JMC agrees to provide V-Flash, CDK and AMI with notification of a confirmed meeting date and time with each Client that JMC submits for addition to JMC Client List. Said Clients shall remain exclusive to JMC under the terms of the Agreement for an initial 45-day period. Should Client maintain a substantive dialogue with JMC and V-Flash or CDK concerning the use of V-Flash or CDK technologies and/or services, said 45-day exclusive period shall be extended for a 3-month period. Said 3-month extended period shall be repeated for additional 3-month periods upon the approval of V-Flash, CDK and AMI, and while substantive dialogue is ongoing with said JMC Client. Should Client utilize V-Flash or CDK technology and/or Services within said exclusive period, said Client shall remain exclusive to JMC concurrent with the duration of said Clients usage of any V-Flash or CDK technology or service and for a period of 12 months after the date said Client (a) concludes all usage of all V-Flash and CDK technology or service or (b) makes final payment for V-Flash or CDK technology.

III.     V-FLASH COMPENSATION

         III(a.) PERCENTAGE OF REVENUE FROM ONGOING V-FLASH OPERATIONS OF JMC/V-FLASH CLIENTS ("V-FLASH RESIDUALS") - JMC shall receive a percentage, herein identified as V-Flash Residuals, of all collected V-Flash gross revenues generated by each JMC Client. When calculating JMC's V-Flash residuals as defined below, the "Year 1" period shall commence upon the initial receipt of revenues by V-Flash from the respective JMC Client's V-Flash operations:

         JMC V-FLASH RESIDUALS SCHEDULE
         ------------------------------

         Year 1:                    5%
         Year 2:                    4%
         Year 3:                    3%
         Year 4 and thereafter:     2.5%

         III(b.) V-FLASH REVENUE - At present, V-Flash revenue is anticipated to be comprised of: (1.) Monthly Client "Per User" Fees, and/or (2.) Percentages of Advertising Revenue, and/or (3.) Percentage of Client and/or Other Commerce Revenues. This list shall not be deemed exhaustive, and JMC's V-Flash residuals will apply to all V-Flash revenue generated by JMC/V-Flash Clients without regard to the composition of such revenue.

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         III(c.) REPORTING V-FLASH RESIDUALS TO JMC AND AMI - JMC and AMI shall receive a complete accounting from V-Flash or all gross revenues generated by each JMC Client. IN addition, JMC and AMI shall receive a complete accounting from V-Flash of all JMC Client activity with regard to Client's V-Flash usage and operations. This shall include, but not be limited to, copies of all reports provided by V-Flash to Client. Any report or accounting identified within this paragraph shall be sent by V-Flash to JMC and AMI on a monthly basis. Additionally, V-Flash agrees to provide to JMC and AMI copies of all contracts and agreements, purchase orders, and/or all invoices and any modification thereto and amendments thereof with regard to Client's V-Flash usage and operation promptly upon receipt of same. JMC and AMI shall provide copies of all relevant correspondence and documentation to V-Flash. JMC and AMI shall also have the right to audit the records of V-Flash with regard to JMC's Client's usage and revenue generated via Client's V-Flash Operations. Any audit shall be performed once per quarter, upon notice, and during regular business hours.

         III(d.) V-FLASH RESIDUALS PAYMENT TERMS - V-Flash shall pay to JMC the V-Flash Residuals due to JMC from each JMC Client's V-Flash operations on a month basis within 10 business days following the end of each calendar month. For example, all V-Flash Residuals earned by JMC during the month of January would be paid to JMC within the first 10 business days of February.

         III(e.) V-FLASH STOCK OPTIONS FOR CLIENT AGREEMENTS: JMC shall receive 2,500 Stock Options from V-Flash for any JMC Client that becomes a V-Flash Client by signing the standard V-Flash "Client Letter of Agreement" (sample attached) or other agreement which shall be provided by V-Flash.

         A total of 40,000 V-Flash Stock Options shall be available for issuance to JMC based on Client Agreements.

         III(f.) V-FLASH STOCK OPTIONS BASED ON V-FLASH REVENUES: JMC shall receive Stock Options when V-Flash Revenues are generated by JMC Clients. Said Stock Options base on V-Flash Revenues shall be issued on a pro-rate basis using the ratio of 1 Stock Option for every $40 of V-Flash Revenues. Stock Options shall be issued and delivered on a quarterly basis.

         For example: JMC Clients generate $1,000,000 of V-Flash Gross Revenues, therefore, JMC would receive 25,000 Stock Options.

         A total of 62,500 V-Flash Stock Options shall be available for issuance to JMC based on V-Flash Revenues.

         III(g.) V-FLASH STOCK OPTION PRICING: JMC's V-Flash Stock Options shall be exercisable for 5 years and shall have an exercise price of $2.00 per share. Any Options issued to JMC pursuant to this Agreement will contain standard representations and warranties by V-Flash and customary shareholder protections and anti-dilution protections.

         III(h.) 5% CASH BONUS: JMC shall receive an additional 5% of all earned V-Flash Revenues, generated by JMC Clients which in the aggregate are in excess of $5,000,000 in the first two years of this Agreement. V-Flash shall pay to JMC said 5% Cash Bonus

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within 10 business days following the end of each calendar month in which said
Cash Bonus has been achieved and collected or from which a credit has been received.

IV.      CDK COMPENSATION

         IV(a.) PAYMENT FOR CDK PRODUCT/PERCENTAGE AND DISTRIBUTION OF CLIENT REVENUES

                IV (a1.)  CDK PAYMENT TERMS

         The following represents the percentage of Net Revenue to be allocated to the Parties from any JMC Client sale: Net Revenue is hereinafter defined as total gross revenues paid for CDK CD Units and/or CDK technology, less the actual cost of manufacturing the CD's at a third party CD replication facility. CD Manufacturing costs shall consist of out of pocket replicating, packaging, and shipping and handling costs. CDK shall provide JMC and AMI, in a timely fashion, with copies of all documentation related to the purchase of services from said third party CD replication facility which will verify total manufacturing costs. Any discounts or commissions received by and/or paid to CDK by said third party CD replication facility shall be considered part of Net Revenue and shall be included in calculating final Net Revenue. Should CDK not utilize a third party replication facility, and CD's are replicated by CDK, manufacturing costs shall consist of any direct cost, including but not limited to cost of physical CDs, packaging, and shipping and handling costs. CDK shall provide JMC and AMI, in a timely fashion, with copies of all documentation which will verify CDK's total manufacturing costs as defined. The following identifies the corresponding allocations of said Net Revenue to the Parties:

         PERCENTAGE OF CDK NET REVENUE ALLOCATED TO CDK, JMC AND AMI:

         JMC:                       1/3 of Net Revenue
         AMI:                       1/3 of Net Revenue
         CDKnet:                    1/3 of Net Revenue

         Should any JMC Client that purchases CDK technology, also use V-Flash Technology, the above allocation of CDK Net Revenue shall remain the same.

         IV(a2.)  CLIENT PAYMENT TERMS

         The Parties agree that Clients will be presented with the following standard payment terms for purchase of any CDK technology and/or services. Said payment terms may be adjusted for specific Clients, per the mutual consent of the Parties.

         One-third of Total Product Cost, identified as Initial Client Payment, will be due from Client to CDK upon delivery of Client Purchase Order.

         One-third of Total Product Cost identified as Second Client Payment, will be due from Client to CDK upon deliver to Client of Final CDK Product Proof.

         One-third of the Total Product Cost, plus any applicable shipping charges, identified as Final Client payment, will be due from Client to CDK upon delivery of CDK technology and/or product to Client.

         IV(a3.)  CDK PAYMENT TERMS TO JMC AND AMI

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CDK shall pay to JMC and AMI their Percentage of Net Revenue from each of the above referenced Client Payments within 10 business days of collection of each said Client Payments by CDK. Additionally, CDK agrees to provide to JMC and AMI copies of all contracts and agreements, purchase orders, and/or all invoice and any modification thereto and amendments thereof with regard to Client's V-Flash usage and operation promptly upon receipt of same. JMC and AMI shall provide copies of all relevant correspondence and documentation to CDK. JMC and AMI shall also have the right to audit the records of CDK with regard to JMC's Client's usage and revenue generated via Client's CDK purchases. Any audit shall be performed once per quarter, upon notice, and during regular business hours.

         IV(b.) CDK STOCK OPTIONS: (for purposes of this paragraph in connection with issuance of Stock or Options. "CDK" shall mean CDKnet.com, Inc.) CDK shall allocate 125,000 Stock options of CDK common stock, or its equivalent, to JMC that will be issued as follows:

         IV(b1.) STOCK OPTIONS BASED ON CDK REVENUES - JMC shall receive CDK Stock Options when CDK Gross Revenues are generat6ed by JMC Clients. Said CDK Stock Options based on CDK Gross Revenues shall be issued on a pro-rate basis using the ratio of 1 CDK Stock Option for every $200 of CDK Gross Revenues. Stock Options shall be issued and delivered on a quarterly basis.

         FOR EXAMPLE: JMC shall receive 5,000 CDK Stock Options for every $1,000,000 of CDK Gross Revenues generated by JMC Clients.

         IV(b2.) STOCK OPTIONS BASED ON CDK UNITS - JMC shall receive CDK Stock Options when CDK units are produced, and a per-unit fee has been charged to a JMC Client. Said CDK Stock Options based on CDK per-unit sales shall be issued on a pro-rate basis using the ratio of 1 CDK Stock Option for every 200 CDK units produced.

         FOR EXAMPLE: JMC shall receive 5,000 CDK Stock Options for every 1,000,000 CDK units produced in which a per-unit fee was charged to JMC Client.

         IV(b3.) ITEMS (B1.) AND (B2.) may occur concurrently, in which CDK will issue CDK Stock Options to JMC based on both Gross Revenues and total number of CDK units produced, as in the following example:

         FOR EXAMPLE: JMC's client orders 1,250,000 CDK units, which generate $1,100,000 of Gross Revenues to CDK. As a result, CDK issues 11,750 CDK Stock Options to JMC.

         IV(b4.) CDK agrees to issue 500 CDK Stock Options to JMC in which any JMC Client cause CDK technology to be used, and no "per unit fee has been charged by CDK.

         FOR EXAMPLE: A JMC Client requests a CDK CD-R master to be produced by CDK for which CDK charges said client a flat fee. As a result, CDK issues 500 CDK Stock Options to JMC.

         IV(c.) CDK STOCK OPTION PRICING: JMC's CDK Stock Options shall be exercisable for 5 years and shall have an exercise price of $1.69 per share. Any Options issued to JMC pursuant to this agreement will contain standard representations and warranties by CDK and customary shareholder protections and anti-dilution protections.

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V.       JMC COMPENSATION FOR IDENTIFYING V-FLASH OR CDK INVESTORS - V-Flash
or CDK shall pay to JMC 2.5% of the total Investment into V-Flash or CDK by Individuals, corporations, or other entities identified or introduced by JMC to V-Flash or CDK. If such Investment is other than cash, then the value of such an Investment for purposes of this subparagraph shall be equivalent to the actual or implied valuation of the securities or other consideration received by V-Flash or CDK from such an Investor at the time said consideration and/or securities are received. V-Flash or CDK shall pay to JM the w.5% Fee upon the collection by V-Flash or CDK of an Investment by the Investing Party. If Investment is a cash Investment, JMC may elect to receive said compensation from CDK or V-Flash in the form of cash or Stock Options, or a combination thereof. If Investment is other than cash, compensation to JMC shall be in the form of said Investment. Said Stock Options in either V-Flash or CDK shall have an exercise price as described herein, and will be additional to JMC's total allocation of V-Flash and CDK Stock Options as described herein. V-Flash or CDK shall pay to JMC the 2.5% Fee within 10 business days of collection of any Investment. V-Flash and CDK are not obligated to accept any Investment introduced by JMC.


VI.      V-FLASH AND CDK PRODUCT UPDATE/NEW PRODUCT/PRODUCT NAME ALTERATION

         V-Flash and CDK agree to inform JMC and AMI of the following as promptly as practicable: Updates or advancements of existing V-Flash and CDK technology, products, and services; New V-Flash and CDK technology, product(s), and services; Alterations and/or changes to the name or identity of existing V-Flash and CDK technology, products, and services.


VII.     TRANSFER OF RIGHTS / CHANGE OF OWNERSHIP

         This Agreement shall survive any transfer of ownership of V-Flash or CDK by means of acquisition, transfer of shares, or merger by any third party. V-Flash and CDK will inform said third party of existence of this agreement and inform JMC and AMI of any potential conflicts of interest issues related to said transfer of V-Flash and/or CDK ownership.


VIII.    TERM AND CONTINUING PROVISIONS

         This Agreement shall have a term of 24-months, at which time the Parties agree to discuss future agreements between the Parties. However, this 24-month term is inapplicable as to any provision of this Agreement that by its terms extends beyond the 24-month period. This includes, but is not limited to, JMC's compensation terms as it relates to V-Flash Residuals, indemnification provisions, and JMC Client exclusively as described herein. It is understood by the Parties that 24-month term will in no way ever, impact or effect the ongoing provisions of this Agreement, which shall survive the expiration of said 24-month agreement. It is agreed that any JMC compensation shall be due and payable to JMC by V-Flash and CDK on an ongoing basis as described here in. It is understood by the Parties that JMC compensation described in this paragraph does not include Stock Options, and/or cash bonuses.


IX.      V-FLASH / CDK NOT OBLIGATED TO ACCEPT CLIENT

         It is understood by the Parties that nothing herein shall obligate V-Flash or CDK to transact any business with any client introduced by JMC.

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X.       WARRANTS AND REPRESENTATIONS

         X(a). INDEMNIFICATION - V-Flash and CDK hereby indemnifies and holds JMC and AMI harmless from and against any and all damages, including reasonable attorney's fees, arising from or in connection with any claims, damages, or lose claimed by any JMC Client pursuant to JMC's and AMI's activities as described herein, and/or as a result of Client purchase of V-Flash or CDK technology, product, and/or service. JMC and/or AMI assume no responsibility for the performance of V-Flash or CDK technology, product, and/or service. JMC and/or AMI shall not be liable for any damages caused by the use of V-Flash or CDK technology, product and/or service, by any JMC Client or any other third party.

         X(b). PARTNERSHIP / JOINT VENTURE - Nothing contained herein shall be construed as constituting a partnership or join venture between any of the Parties.

         X(c). TRADEMARKS - It is understood that JMC has no rights to the trademark(s) copyrights, or patents of V-Flash or CDK, and that no transfer of any rights to said trademarks copyrights, or patents is made herein.

         X(d). INTERPRETATION / MODIFICATION - This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey regardless of the place of physical execution. Additionally, this Agreement may not be changed or modified except by an instrument in writing signed by the parties hereto.

         X(e). This Agreement and any exhibits attached hereto comprise the entire Agreement between the Parties and shall supercede and take the place of any other Agreements between the Parties.

         X(f). REPRESENTATION AS TO ABILITY TO ENTER AGREEMENT

         V-Flash and CDK hereby warrant and represent that V-Flash and CDK are under no disability, restriction or prohibition, whether contracted or otherwise, with regard to V-Flash's and CDK's right to enter into this Agreement and to perform each and every term and provision hereof.

         JMC hereby warrants and represents that JMC is under no disability, restriction or prohibition, whether contracted or otherwise, with regard to JMC's right to enter into this Agreement and to perform each and every term and provision hereof.

         AMI hereby warrants and represents that AMI is under a disability, restriction or prohibition, whether contracted or otherwise, with regard to AMI's right to enter into this Agreement and to perform each and every term and provision hereof.

         X(g). AGREEMENT BINDING ON SUCCESSORS AND ASSIGNS - This Agreement shall be binding and Inure to the benefit of the Parties, their successors and assigns.

         X(h). NOTICES - Any notice provided under this Agreement shall be in writing. All notices shall be by either overnight mail, certified mail, telefax, e-mail or personal deliver. The certified mail shall be effective within three business days of sending. The overnight mail, telefax and e-mail shall be effective within two

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business days of sending. Personal delivery will be effective upon delivery.
Notices to the parties shall be addressed as follows:

         Michael Adubato
         Arcadia Marketing, Inc.
         475 South Avenue East
         Cranford, NJ  07016
         908-653-1550 Phone
         908-653-1450 Fax
         madubato@arcadiamarketing.com E-mail


         Michael Jolly        with a copy to:      Steven A. Horowitz, Esq.
         CDKnet, LLC                               400 Garden City Plaza
         250 West 57th Street                      Suite 202
         Suite 1101                                Garden City, NY  11530
         New York, NY  10019                       (516) 873-2000 Phone
         212-547-6070 Phone                        (516) 873-2010 Fax
         212-265-3878 Fax                          shorowitz@mhblaw.com E-mail
         Michael@cdknet.com E-mail

         Micheal Jolly         with a copy to:     Steven A. Horowitz, Esq.
         ValueFlash.com, Inc.                      400 Garden City Plaza
         250 West 57th Street                      Suite 202
         Suite 1101                                Garden City, NY  11530
         New York, NY  10019                       (516) 873-2000 Phone
         212-547-6070 Phone                        (516) 873-2010 Fax
         212-265-3878 Fax                          shorowitz@mhblaw.com E-mail
         Michael@vflash.com E-mail


         John Cappozzi
         JMC Investments, LLC
         125 Brett Lane
         Fairfield, CT  06430
         203-255-8776 Phone
         203-255-4103 Fax
         imc@capozzi.net E-mail

         X(I). MODIFICATION: WAIVER - Any modification or waiver of terms contained in this Agreement shall not operate or be construed so as to permit any subsequent modification or waiver of any such terms.


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NOW,THEREFORE, show your agreement with the foregoing by signing where indicated
below thereby causing this letter to become a binding Agreement between V-Flash, CDK, JMC, and AMI.

Agreed and accepted:

ValueFlash.com, Inc.

By:  /s/ Shai Bar-Lavi                         Title:  CEO
     --------------------------                      -----------------------
          (Signature)

Shai Bar-Lavi                                  Date:  5/4/2000
-------------------------------                      -----------------------
(Print or type name)



CDKnet, LLC.

By:  /s/ Shai Bar-Lavi                         Title:   CEO
     --------------------------                      -----------------------
         (Signature)

Shai Bar-Lavi                                  Date:  5/4/2000
-------------------------------                      -----------------------
(Print or type name)




JMC Investments, LLC.

By:                                            Title:
     --------------------------                      -----------------------
         (Signature)

                                               Date:
-------------------------------                      -----------------------
(Print or type name)




Arcadia Marketing, Inc.

By:                                            Title:  President
     --------------------------                      -----------------------
         (Signature)

                                               Date:     CEO
-------------------------------                      -----------------------
(Print or type name)



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                           EXHIBIT A - JMC CLIENT LIST
                           ---------------------------

Exhibit A is intended to be attached to an supplement the terms of the Agreement between V-Flash, CDK, AMI, and JMC. The Agreement and any subsequent addenda thereto shall be referred to as "Agreement". This Exhibit A shall be referred to as "JMC Client List". Said JMC Client List is exclusive to JMC as described in section II. Of this Agreement.


JMC CLIENT LIST
---------------

Blockbuster Inc.

SFM Media

Havas Advertising

Grey Advertising

FCB Worldwide

Bozell Worldwide

Barnes & Noble

NY Times Magazine Group

Golf Digest

American Airlines

Harpo Productions

Hachette Filipacchi

Einson Freeman

Media Edge

Reader's Digest

Connecticut Marketing Group (Doug John)

People Magazine

Hearst Magazines

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Fortune Magazine

United Airlines

Money Magazine

CEOExpress.com

Staples


























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